EXHIBIT 10.23

CO-SALE AND FIRST REFUSAL AGREEMENT

This CO-SALE AND FIRST REFUSAL AGREEMENT (this “Agreement”) dated March 25, 2013, is entered into by and among Heat Biologics, Inc., a Delaware corporation (the “Company”), each holder of the Company’s Series B Preferred Stock (as defined below) (the “Purchasers”), each holder of the Company’s Series 1 Preferred Stock, par value $0.0001 (the “Series 1 Preferred Holders”), each holder of the Company’s Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Holders”, and collectively with the Series 1 Preferred Holders, the “Series 1 and Series A Preferred Holders”) and each holder of Common Stock (as defined below) (the “Stockholders”). The Series 1 and Series A Preferred Holders, collectively with the Purchasers, are referred to herein as the (“Preferred Stockholders”).  This Agreement will become effective as of the Initial Closing (as defined therein) of that certain Series B Preferred Stock Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and among the Company and the Purchasers. Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

RECITALS

A.

The Company and the Purchasers are parties to the Purchase Agreement pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, shares of Series B-1 Preferred Stock, par value $ 0.0001 per share (the “Series B-1 Preferred”), and shares of Series B-2 Preferred Stock, par value $ 0.0001 per share (the “Series B-2 Preferred” together with the Series B-1 Preferred, the “Series B Preferred Stock”).

B.

The Company’s and the Purchasers’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

C.

The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition, to any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, including  any successor (by merger or otherwise) of any such entity (each, a “Person”), of (i) the shares of common stock, $0.0001 par value, of the Company (the “Common Stock”), and all other capital stock of the Company which the Stockholders and Preferred Stockholders own as of the date hereof, (ii) any other shares of capital stock of the Company, including Common Stock and Preferred Stock of the Company which the Stockholders and Preferred Stockholders may hereafter acquire, and (iii) all other securities of the Company which may be issued to the Stockholders and Preferred Stockholders in exchange for or in respect of shares of Common Stock and Preferred Stock held by any of them (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means) (collectively, all capital stock subject to the restrictions set forth in this Agreement are hereinafter referred to as the “Stock”), and to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Article I.

RESTRICTIONS ON TRANSFERS

Section 1.1

General Prohibition on Transfers; Permitted Transfers.

(a)

Except as otherwise permitted hereby, each Stockholder and Preferred Stockholder agrees that it will not directly or indirectly sell, assign, transfer, pledge, convey, give, hypothecate, encumber or otherwise dispose of (each, a “Transfer”) to any Person (a “Transferee”) any share of Stock unless such Stockholder or Preferred Stockholder has complied with all of the terms of this Agreement.  Any purported Transfer in violation of any provision of this Agreement will be void and ineffectual and will not operate to Transfer any interest or title to the purported Transferee.

(b)

The restrictions contained in this Section 1.1 with respect to Transfers by each Stockholder and Preferred Stockholder of shares of Stock and the provisions of Section 1.2 and Section 1.3 will not apply to any Transfer of Stock by a Stockholder or Preferred Stockholder:

(i)

to any of the transferees set forth below in this Section 1.1(b)(i) (each, a “Permitted Transferee”):

1)

any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Stockholder or Preferred Stockholder;

2)

any trust or other similar entity for the benefit of the Stockholder or Preferred Stockholder or the Stockholder’s or Preferred Stockholder’s spouse, parents, siblings or lineal descendants;

3)

any Person who is an Affiliate of such Stockholder or Preferred Stockholder, as such term is defined by Rule 405 promulgated under the Securities Act of 1933, as amended or to any members of a limited liability company that is a Stockholder or partners of a partnership that is a Stockholder; or

(ii)

in a Qualified Public Offering (as such term is defined in the Company’s Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on or about the date hereof); provided, however, that any Transfer made by a Stockholder or Preferred Stockholder to a Permitted Transferee pursuant to this Section 1.1(b) may only be made if the Permitted Transferee, prior to the time of Transfer of Stock, provides written notice of such Transfer to the Stockholders and Preferred Stockholders of such Transfer and agrees in writing that such Stock will remain Stock for all purposes hereunder and such Permitted Transferee will be bound by the terms of this Agreement and be treated as a Stockholder or Preferred Stockholder, as applicable, for all purposes of this Agreement.

Section 1.2

Right of First Refusal.

(a)

Except as otherwise permitted in Section 1.1(b) of this Agreement, Transfers of shares of the Stock by a Stockholder or Preferred Stockholder will not be permitted unless the Stockholder or Preferred Stockholder has complied with this Section 1.2.  If a Stockholder or Preferred Stockholder intends to Transfer any of its shares of Stock (a “Proposed Seller”), the Proposed Seller must give prompt written notice (the “Seller’s Notice”) to the Company and each of the Purchasers at least 30 calendar days prior to the closing of such Transfer, stating that the Proposed Seller intends to make such a Transfer, identifying the name and address of the prospective purchaser or transferee (the “Proposed Transferee”), specifying the number (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock that are proposed to be purchased or acquired) of shares of Stock proposed to be purchased or acquired pursuant to the offer (the “First Refusal Shares”) and specifying the per share purchase price (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock that are proposed to be purchased or acquired) which the Proposed Transferee has offered to pay for the First Refusal Shares (the “Sale Price”), which Seller’s Notice will constitute an irrevocable election to sell.  The Proposed Seller must attach to the Seller’s Notice a copy of the offer, if available, and a statement of the number of shares held by each of the Stockholders and Preferred Stockholders.

(b)

(i) the Company, acting with the consent of the Board of Directors of the Company, will have the irrevocable right and exclusive option to purchase all, but not less than all, of the First Refusal Shares at the Sale Price.  Within 20 calendar days following a delivery of the Seller’s Notice, the Company must deliver a written notice (the “Company Purchase Notice”) to the Proposed Seller stating whether it elects to exercise its option under this Section 1.2(b)(i) and such Company Purchase Notice will constitute an irrevocable commitment to purchase such shares on the terms set forth in the Seller’s Notice.  If the Company does not deliver the Company Purchase Notice as provided above, the Company will be deemed to have elected not to purchase the First Refusal Shares.

(ii) If the Company does not elect to purchase the First Refusal Shares, each Purchaser will have the irrevocable and exclusive option to purchase up to that number of the First Refusal Shares at the Sale Price that equals the product obtained by multiplying (A) the number of First Refusal Shares by (B) a fraction, (1) the numerator of which will be the number of shares of Common Stock then owned by such Purchaser (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) and (2) the denominator of which will be the number of shares of Common Stock (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) owned by all of the Purchasers on the date that the Seller’s Notice is sent (the “Proportionate Share”).  Within 10 calendar days following delivery of the Seller’s Notice, each Purchaser must deliver a written notice (the “Purchase Notice”) to the Proposed Seller stating whether it elects to exercise its option under this Section 1.2(b)(ii) and the maximum number of First Refusal Shares (up to all of such Purchaser’s Proportionate Share) that it is willing to purchase, and such Purchase Notice will constitute an irrevocable commitment to purchase such shares on the terms set forth in the Seller’s Notice.  If a Purchaser does not deliver a Purchase Notice as provided above, the Purchaser will be deemed to have elected not to purchase any First Refusal Shares.

(iii)

If a Purchaser does not elect to purchase its full Proportionate Share, the Proposed Seller must promptly deliver another written notice to each Purchaser that has elected to purchase its full Proportionate Share (a “Fully Exercising Purchaser”) stating the number of unsubscribed-for First Refusal Shares (the “Unpurchased Shares”).  Each Fully Exercising Purchaser will be entitled, by delivering written notice to the Proposed Seller within ten calendar days following the delivery of such notice, to purchase up to all of the Unpurchased Shares at the Sale Price.  In the event of an oversubscription, the oversubscribed amount will be allocated among such Fully Exercising Purchasers pro rata based on the number of shares of Common Stock (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) owned by each of them.  The delivery of the notice of election under this paragraph will constitute an irrevocable commitment to purchase such shares on the terms set forth in the Seller’s Notice.

(iv)

Each Purchaser may assign its rights under this Section 1.2(b) to any of its Affiliates without the consent of any of the other parties hereto.

(v)

If less than all the First Refusal Shares are elected to be purchased pursuant to this Section 1.2(b), then the Purchasers will be deemed to have forfeited any right to purchase First Refusal Shares and, subject to Sections 1.3 and 1.5 hereof, the Proposed Seller will be free, for a period of 60 calendar days from the date of the Seller’s Notice, to sell all, but not less than all, remaining First Refusal Shares to the Proposed Transferee, at a price per share equal to or greater than the Sale Price and upon terms no more favorable to the Proposed Transferee than those specified in the Seller’s Notice.  Any Transfer of First Refusal Shares by the Proposed Seller after the end of such 60 calendar day period or any change in the terms of the sale as set forth in the Seller’s Notice that are more favorable to the Proposed Transferee will require a new notice of intent to Transfer to be delivered to the Company and each Purchaser and will give rise anew to the rights provided in this Section 1.2.

(c)

If the Company or any Purchaser(s) elects to purchase all of the First Refusal Shares, the Company or such Purchaser(s) will have the right to purchase the First Refusal Shares for cash consideration whether or not part or all of the consideration specified in the Seller’s Notice is other than cash.  If part or all of the consideration to be paid for the First Refusal Shares as stated in the Seller’s Notice is other than cash, the price stated in such Seller’s Notice will be deemed to be the sum of the cash consideration, if any, specified in such Seller’s Notice, plus the fair market value of the non-cash consideration.  The fair market value of the non-cash consideration will be determined in good faith by the Board of Directors of the Company, including the member of the Board of Directors nominated by the Series B Preferred Stock, and its judgment as to the fair market value of such non-cash consideration will be binding upon the Proposed Seller and the Company or the Purchasers, as applicable.

Section 1.3

Right of Co-Sale. In the event: (a) the First Refusal Shares are not purchased pursuant to Section 1.2 hereof and the First Refusal Shares constitute more than fifty percent (50%) of the Company’s Common Stock on a fully converted basis, or (b) Jeff Wolf or an entity or entities controlled by Jeff Wolf (collectively, the “Founder”), proposes to transfer any of the shares of Stock of the Company held by the Founder and at the time of such proposed transfer the shares held by the Founder represents at least fifteen percent (15%) of the outstanding equity of the Company on a fully diluted basis (or ten percent (10%) of the outstanding equity of the Company on a fully diluted basis in the event that there have been permissable transfers of shares by the Founder that aggregate five percent of the outstanding equity of the Company as provided for in the proviso at the end of this sentence), the Proposed Seller or the Founder, as applicable, will deliver a notice to each Preferred Stockholder, (x) in the case of First Refusal Shares, within five calendar days following the date on which the Proposed Seller has determined that the First Refusal Shares will not be purchased by the Company or the Purchasers, or (y) in the case of a proposed sale of shares by the Founder, within five calendar days following a determination by the Founder that he or it desires to sell shares, in each case, informing such Preferred Stockholder of the number of First Refusal Shares or shares held by the Founder, as applicable, that the Proposed Seller or the Founder, as applicable, holds and intends to sell to the Proposed Transferee (in each case, the “Co-Sale Shares”); provided, however that the provisions of this Section 1.3 shall be inapplicable to transfers by the Founder during the term of this Agreement of shares up to, in the aggregate (taking into account all transfers made by the Founder since the date of this Agreement), five percent (5%) of the outstanding equity of the Company on a fully diluted basis.  Each Preferred Stockholder will have the right, exercisable upon written notice to the Proposed Seller or the Founder, as applicable, within 20 calendar days after the delivery of such notice by the Proposed Seller or the Founder, as applicable, to participate in the Proposed Seller’s or the Founder’s, as applicable, sale of Co-Sale Shares at the Sale Price.  The delivery of the notice of election under this Section 1.3 will constitute an irrevocable commitment to sell such Co-Sale Shares.  To the extent one or more of the Preferred Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock which the Proposed Seller or the Founder, as applicable, may sell to the Proposed Transferee will be correspondingly reduced.  The right of participation of each of the Preferred Stockholders will be subject to the following terms and conditions:

(a)

Each of the Preferred Stockholders may elect to sell all or any part of that number of shares of Stock held by such Preferred Stockholders equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Shares by (ii) a fraction, (1) the numerator of which will be the number of shares of Common Stock at the time owned by such Preferred Stockholder (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) and (2) the denominator of which will be the total number of shares of Common Stock owned by the Proposed Seller or the Founder, as applicable, and each of the Preferred Stockholders (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock).

(b)

Each of the Preferred Stockholders participating in the sale of Stock pursuant to this Section 1.3 (the “Co-Sale Participants”) will effectuate its participation in such sale by promptly delivering to the Proposed Seller or the Founder, as applicable, for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent:

(i)

the number of shares of Common Stock that such Co-Sale Participant elects to sell; or

(ii)

the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Co-Sale Participant elects to sell; provided, however, that if the Proposed Transferee objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant will first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above.  The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Proposed Transferee.

(c)

The terms and conditions of any sale pursuant to this Section 1.3 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction. The stock certificates that the Co-Sale Participants deliver to the Proposed Seller or the Founder, as applicable, will be transferred by the Proposed Seller or the Founder, as applicable, to the Proposed Transferee against payment therefor in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Seller’s or the Founder’s, as applicable, Notice, and the Proposed Seller or the Founder, as applicable, will concurrently therewith remit to each Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale.  To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from any Co-Sale Participant exercising its rights of co-sale hereunder, the Proposed Seller or the Founder, as applicable, may not sell any Stock to such Proposed Transferee unless and until, simultaneously with such sale, the Proposed Seller or the Founder, as applicable, purchases such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Seller’s or the Founder’s, as applicable, Notice.

Section 1.4

Additional Transactions.  The exercise or non-exercise of the rights of a Preferred Stockholder hereunder to purchase Stock from a Proposed Seller or the Founder, as applicable, or participate in one or more sales of Stock made by a Proposed Seller or the Founder, as applicable, will not adversely affect such Preferred Stockholder’s rights to purchase Stock from a Proposed Seller or the Founder, as applicable, in the future or participate in subsequent sales by the Stockholders or other Preferred Stockholders, including the Founder.

Section 1.5

Drag Along Sale.

(a)

If at any time: (i) a third party that is not an Affiliate of the Company or of any Stockholder offers to purchase, including any purchase effected by merger, consolidation or otherwise, (A) securities of the Company representing more than 50% of the Company’s Common Stock on an as-converted basis, or (B) all or substantially all of the Company’s assets; (ii) the Company and the Purchasers do not exercise their right of First Refusal to purchase such shares pursuant to Section 1.2 hereof; and (iii) Stockholders and/or Preferred Stockholders (the “Dragging Sellers”) holding a majority of the shares of Common Stock (acting as a single class and on an as-converted basis) agree to sell all of their securities in the Company to such third party or consent to such asset sale, as applicable, then such Dragging Sellers will have the right (but not the obligation) to compel the other Stockholders and Preferred Stockholders (the “Drag Along Sellers” and collectively with the Dragging Sellers, the “Drag Sellers”) to (x) sell to such third party all of the Stock owned by such Drag Along Sellers or (y) consent to such asset purchase ((x) or (y), a “Drag Along Sale”).

(b)

In the event that the Dragging Sellers elect to exercise their right to cause a Drag Along Sale, such Dragging Sellers must deliver written notice (a “Drag Along Sale Notice”) to the Company and each Drag Along Seller setting forth the consideration to be received in the Drag Along Sale and describing the other material terms and conditions of the Drag Along Sale, including the purchase price and proposed closing date. Such notice must be delivered at least 20 calendar days prior to the proposed closing date.

(c)

The Drag Along Sellers will cooperate in good faith with the Dragging Sellers in connection with consummating the Drag Along Sale, including executing all documents reasonably requested by the Dragging Sellers containing such customary terms and conditions, including customary representations and warranties with respect to (A) matters of ownership and title to the shares of Stock owned by such Drag Along Sellers and (B) the due authorization or capacity and due and valid execution and delivery by such Drag Along Sellers of documentation in respect of the Drag Along Sale, as are executed by the Dragging Sellers.  In furtherance (and not in lieu of) the foregoing, each Drag Along Seller agrees as follows:

(i)

in the event the Drag Along Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets (an “Acquisition”), each Drag Along Seller will take all actions necessary (at both the Board and the stockholder level) to approve the Acquisition and cause the Acquisition to be consummated including, but not limited to: (i) voting the Stock then beneficially held by such Drag Along Seller in favor of the Acquisition at any meeting of the Company’s stockholders called to vote on the Acquisition or, in the alternative, approve the Acquisition by written consent of the Company’s stockholders and raise no objections to the Acquisition or the process pursuant to which the Acquisition was arranged, (ii) waiving any dissenters’ rights, appraisal rights or similar rights in connection with such Acquisition, and (iii) taking all other necessary and desirable actions reasonably requested by the Dragging Sellers to cause the Acquisition to be consummated;

(ii)

in the event that the Drag-Along Sale involves a sale of securities by the Drag Along Sellers then, at the closing of the Drag Along Sale, against payment of the purchase price for the securities to be sold by the Drag Along Sellers, the Drag Along Sellers will deliver to the third party purchaser the certificate or certificates representing all of such Drag Along Sellers’ shares of Stock to be sold, free and clear of all liens, claims and encumbrances, and properly endorsed for transfer, together with all other documents which are necessary in order to effect such Drag Along Sale; and

(iii)

if the Dragging Sellers so request, the agreements relating to the Drag Along Sale may provide for indemnity by each Drag Seller in respect of representations and warranties regarding the Company, its subsidiaries and their respective assets, properties, liabilities, operations and businesses, so long as the sole source for payment of any such indemnity will be funds (the amount of which for each such Drag Seller will not exceed the aggregate net cash proceeds that otherwise would have been received  by such Drag Seller in connection with such Drag Along Sale) deposited in escrow for such purposes or otherwise segregated and withheld from the proceeds otherwise distributed to the Drag Sellers.

(d)

The obligations of the Drag Along Sellers with respect to the Drag Along Sale are subject to the satisfaction of the following conditions:

(i)

upon consummation of the Drag Along Sale, all Drag Along Sellers will receive the same form of consideration for the shares of Stock sold by them as all other holders of shares of Stock, or if any such holders are given an option as to the form and amount of consideration to be received, all holders of shares of Stock will be given the same option as each other holder of Stock; and

(ii)

all Drag Along Sellers will receive such consideration at the same time as the Dragging Sellers receive such consideration.

Article II.

LEGENDED CERTIFICATES

Section 2.1

Legend on Stock.  Each certificate representing shares of the Stock now or hereafter owned by each Stockholder and Preferred Stockholder or their Permitted Transferees pursuant to Section 1.1(b) will be endorsed with the following legend:

“THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A CO-SALE AND FIRST REFUSAL AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE HOLDER OF THE SHARES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY.  THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

The parties to this Agreement agree that the Company may instruct its transfer agent to impose transfer restrictions on the Stock represented by certificates bearing the legend above to enforce the provisions of this Agreement and the Company agrees to promptly do so.  The legend required under this Section 2.1 will be removed upon termination of this Agreement in accordance with the provisions of Section 4.1.

Article III.

PROHIBITED TRANSFERS

Section 3.1

Grant.  In the event that any Proposed Seller should sell any Stock in contravention of the participation rights of the Preferred Stockholders under Section 1.3 of this Agreement (a “Prohibited Transfer”), in addition to such other remedies as may be available at law or in equity or hereunder, the Preferred Stockholders will have the put option provided in Section 3.2 and the Proposed Seller will be bound by the applicable provisions of such put option.

Section 3.2

Put Option.  In the event of a Prohibited Transfer, the Preferred Stockholders will have the option to sell to the Proposed Seller, and the Proposed Seller will have the obligation to buy, a number of shares of Common Stock (either directly or through delivery of Series B Preferred Stock) equal to the number of shares that the Preferred Stockholders would have been entitled to sell had such Prohibited Transfer been effected in accordance with Article I hereof, on the following terms and conditions:

(a)

The price per share at which the shares are to be sold to the Proposed Seller will be equal to the price per share paid to the Proposed Seller by the Proposed Transferee.

(b)

A Preferred Stockholder electing to exercise its put option under this Section 3.2 must deliver to the Proposed Seller, within 30 calendar days after it has received notice from the Proposed Seller or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(c)

The Proposed Seller will, upon receipt of the certificates for the purchased shares, pay the aggregate purchase price therefor provided for in this Article III, by delivery to such Preferred Stockholders of consideration in the same form such Proposed Seller received for the Stock sold in the Prohibited Transfer and will promptly reimburse the Preferred Stockholders for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

Article IV.

MISCELLANEOUS

Section 4.1

Termination.  This Agreement will terminate (a) immediately upon the closing of a Qualified Public Offering; (b) upon the occurrence of a Liquidation Event (as defined in the Company’s Third Amended and Restated Certificate of Incorporation filed in the Delaware Secretary of State’s Office on or about the date hereof); or (c) on the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company, (ii) the holders of at least 66-2/3% of the Common Stock issued or issuable upon conversion of Series B Preferred Stock (acting as a single class and on an as-converted basis); (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of the Series 1 and Series A Preferred Stock (acting as a single class and on an as-converted basis); and (iv) Stockholders holding a majority of the Common Stock then held by the Stockholders.

Section 4.2

Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 4.3

Assignment; Binding Effect.  Except as provided in Section 1.2(b), no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that without the consent of any other party hereto the rights of a Stockholder hereunder are assignable (a) to any other Stockholders or (b) to an assignee or transferee who acquires all shares, as adjusted for stock dividends, stock splits, combinations, recapitalizations and similar events, of the Stock then owned by such Stockholder, and, upon such assignment and transfer, any such transferee shall be deemed, for purposes of this Agreement, to be a “Purchaser”, a “Series 1 Preferred Holder”, a “Series A Preferred Holder”, or a “Stockholder” as the case may be depending on whether the transferee acquired the Stock from a Purchaser, a Series 1 Preferred Holder, a Series A Preferred Holder, or a Stockholder; provided further, however, that for any such transfer to be deemed effective, the transferee shall have executed and delivered an adoption agreement substantially in the form attached hereto as Exhibit B.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns and transferees.

Section 4.4

Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Purchaser, to the address for such Purchaser set

forth on Schedule 1 hereto.

If to a Series 1 or Series A Preferred Holder, to the

Address for such Series 1 or Series A Preferred

Holder set forth on Schedule 2 hereto.

If to a Stockholder, to the address for such Stockholder

set forth on Schedule 3 hereto.

If to the Company:

Heat Biologics, Inc.

100 Europa Drive, Suite 420

Chapel Hill, North Carolina  27517

Phone:  919-240-7133

Attn:  Jeff Wolf

With a copy to (which does not constitute notice):

Life Sciences Law

870 Martin Luther King, Jr. Blvd.

Chapel Hill, NC 27514

Phone: 919-933-4990

Attention: Sheila Mikhail

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5

Specific Performance; Remedies.  Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in New Castle County, Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 4.6

Arbitration.  The parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, after discussion in good faith attempting to reach an amicable solution.  Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, the parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by one arbitrator appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint the deciding arbitrator.  The decision of the tribunal shall be final and may not be appealed.  The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either of the party or any of their assets.

Section 4.7

Headings.  The Article and Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.8

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.9

Amendments. Other than with respect to amendments to the Schedules hereto, which may be amended by the Company to reflect additional Purchasers, Series 1 and Series A Preferred Holders, Stockholders or permitted Transfers, this Agreement may not be amended or modified without the written consent of (i) the Company, (ii) the holders of at least 66-2/3% of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock (acting as a single class and on an as-converted basis) (iii) the holders of a majority of the Common Stock issued or issuable upon conversion of the Series 1 and Series A Preferred Stock (acting as a single class and on an as-converted basis), and (iv) the holders of a majority of the Common Stock (acting as a single class).

Section 4.10

Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.11

Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.12

Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 4.13

Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.14

Attorneys’ Fees.  If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 4.14) incurred in connection therewith, including court costs, from the non-prevailing party.

Section 4.15

Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any split, subdivision, combination, or dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be appropriately adjusted to reflect the effect of such split, subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

Section 4.16

Ownership; Consent of Spouse.  Each Stockholder represents and warrants that such stockholder is the sole legal and beneficial owner of the Stock subject to this Agreement and that no other Person has any interest in such shares, other than, if applicable, a spouse of such Stockholder  who may have a community property interest in such shares.   If any Stockholder is married on the date of this Agreement, the  spouse of such Stockholder will execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent will not be deemed to confer or convey to the spouse any rights in the shares owned by such Stockholder that do not otherwise exist by operation of law or the agreement of the parties.  If any Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder will within 30 calendar days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

Section 4.17

Additional Stockholders.  In the event that after the date of this Agreement, the Company issues shares of its capital stock to any employee or other Person, which shares constitute one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding options, warrants, or convertible or exchangeable securities, as if exercised, converted or exchanged), the Company will cause such person to execute a counterpart signature page hereto as a Stockholder, and such person will thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder.

Section 4.18

Schedules of Shareholders.  Within twenty (20) calendar days after the Initial Closing, the Company shall deliver to each of the Preferred Stockholders: (a) a completed Schedule 1, listing the name and address of each of the Purchasers and all of their holdings in the Company as of such date; (b) a completed Schedule 2, listing the name and address of each of the Series 1 and Series A Preferred Holders and all of their holdings in the Company as of such date; and (c) a completed Schedule 3, listing the name and address of each of the Stockholders and all of their holdings in the Company as of such date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Co-Sale and First Refusal Agreement as of the day and year indicated above.

COMPANY:	HEAT BIOLOGICS, INC.

By:
Name:
Title:

PURCHASER:
Address for Notices:	_____________________________________ INSERT NAME OF PURCHASER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

Number of shares of Series B Preferred stock owned by such Purchaser:_____________

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SERIES 1 PREFERRED HOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF SERIES 1 PREFERRED HOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

Number of shares of Series 1 Preferred stock owned by such Series 1 Preferred Holder:_____________

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SERIES A PREFERRED HOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF SERIES A PREFERRED HOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

Number of shares of Series 1 Preferred stock owned by such Series A Preferred Holder:_____________

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

STOCKHOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF STOCKHOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

Number of shares of Common Stock owned by such Stockholder:_____________

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SCHEDULE 1

PURCHASERS

[To be provided within 20 calendar days of Initial Closing]

SCHEDULE 2

SERIES 1 AND SERIES A PREFERRED HOLDERS

[To be provided within 20 calendar days of Initial Closing]

SCHEDULE 3

STOCKHOLDERS

[To be provided within 20 calendar days of Initial Closing]

EXHIBIT A
CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Co-Sale and First Refusal Agreement, dated as of March 25, 2013, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Stock of the Company upon a Transfer of shares of Stock of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Stock of the Company subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of  Stock of the Company will be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Capitalized terms not defined herein have the meaning attributed to them in the Agreement.

Dated as of the ___ day of ____________, 2013.

Signature

Print Name

EXHIBIT B

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Co-Sale and First Refusal Agreement dated as of March 25, 2013 (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)

Acknowledgment.  The Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)

Agreement.  The Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Transferee were originally a party thereto; and

(c)

Notice.  Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 201__.

TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

HEAT BIOLOGICS, INC.

By:______________________________

Name:

Title: